SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 10, 2005

CABLEVISION SYSTEMS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State of Incorporation)

1-14764 (Commission File Number)	11-3415180 (IRS Employer Identification Number)

CSC HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State of Incorporation)

1-9046 (Commission File Number)	11-2776686 (IRS Employer Identification Number)

1111 Stewart Avenue, Bethpage, New York 11714
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(516) 803-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Cablevision Systems Corporation and CSC Holdings, Inc. (collectively, the “Company”) today announced that it has signed a letter of intent under which VOOM HD, LLC, a new private company formed by certain holders of Cablevision Class B Common Stock, including Charles F. Dolan and Tom Dolan, will acquire from the Company the business, assets and liabilities of the Company’s Rainbow DBS satellite business not included in the Company’s definitive agreement with EchoStar announced January 20, 2005.

In consideration, VOOM HD will assume and indemnify the Company against substantially all of the liabilities of the Rainbow DBS satellite business existing at the closing or thereafter incurred. For the Company, the transaction will allow it to avoid various shutdown costs and other liabilities of the VOOM service which it would have incurred had it proceeded with its original plan to shut down the service. The Company will incur certain severance costs in connection with the transaction. VOOM HD is in the process of securing financing to support the ongoing operations of the business and anticipates having that financing in place by the close of the transaction. The parties’ obligations under the letter of intent are subject to the execution of a definitive agreement by February 28, 2005.

VOOM HD will acquire the Company’s interest in the VOOM 21 high-definition channels that are currently carried exclusively by Rainbow DBS, various Ka-Band, Ku-band and MVDDS licenses, the SES Americom lease on the Rainbow 2 satellite, existing customer agreements and other VOOM-related assets.

A committee of the Company’s Board of Directors consisting of independent directors negotiated the letter of intent for the Company. The transaction is contingent on the Board’s approval of the definitive agreement.

There can be no assurance that a definitive agreement will be entered into or that the transaction will be consummated.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CABLEVISION SYSTEMS CORPORATION
By:	/s/ Michael P. Huseby

	Name: Title:	Michael P. Huseby Executive Vice-President and Chief Financial Officer

Dated: February 10, 2005

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CSC HOLDINGS, INC.
By:	/s/ Michael P. Huseby

	Name: Title:	Michael P. Huseby Executive Vice-President and Chief Financial Officer

Dated: February 10, 2005